EXHIBIT 99.1



                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                              18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Sports Arenas, Inc. and susidiairies (the "Company") for the quarterly period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Harold S. Elkan, Chairman, President and Chief Executive Officer of the Company, and Steven R. Whitman, Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


    /s/ HAROLD S. ELKAN
    --------------------
        Harold S. Elkan
        Chief Executive Officer

        November 12, 2002



     /s/ STEVEN R. WHITMAN
     -----------------------
         Steven R. Whitman
         Chief Financial Officer

         November 12, 2002

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.